Exhibit 99.1


Investor Contact: Alex Lewis
                  877-784-7167

Media Contact:    Debbie Atkins                                     NEWS RELEASE
                  864-597-8361


                      DENNY'S REPORTS JUNE SAME-STORE SALES

         Spartanburg, S.C., July 6, 2006 - Denny's Corporation (Nasdaq:DENN) today reported same-store sales for its company-owned Denny's restaurants during the five-week month ended June 28, 2006 compared with the related period in fiscal year 2005.

        Sales:                           June 2006      2Q 2006      YTD 2006
        ----------------------------    -----------   -----------  -----------
        Same-Store Sales                     (1.3%)        (0.4%)        2.1%
             Guest Check Average              3.5%          4.0%         6.0%
             Guest Counts                    (4.7%)        (4.2%)       (3.6%)


        Restaurant Counts:                6/28/06      12/28/05
        ----------------------------    -----------   -----------
             Company-Owned                    543           543
             Franchised and Licensed        1,023         1,035
                                        -----------   -----------
                                            1,566         1,578

         Denny's plans to release financial and operating results for the second quarter of 2006 after the markets close on Thursday, July 27. In addition, Denny's plans to release same-store sales for the month ended July 26 after the markets close on Thursday, August 3.

         Denny's is America's largest full-service family restaurant chain, consisting of 543 company-owned units and 1,023 franchised and licensed units, with operations in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit our website at www.dennys.com.